EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this 23rd day of April, 1998 (the "Agreement"), by and between Compact Connection, Inc., a Delaware corporation (the "Corporation"), and Darrell W. Piercy (the "Executive").

                                   WITNESSETH

         In consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1. Employment and Term. Subject to the terms and conditions hereof, the Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation upon the terms and conditions hereinafter set forth for the period beginning on the date of closing of the Agreement For Purchase of Assets of Compact Connection, Inc, a Nevada Corporation, dated this date (such closing date is hereinafter referred to as the "Effective Date" of this Agreement), extending until and through the close of business on the day immediately preceding the third anniversary of the Effective Date of this Agreement. This Agreement may be extended for up to an additional three (3) years by mutual written agreement of the parties.

         2. Title and Duties. a) the Executive is hereby engaged as President of the Corporation and his duties shall be those related to the sales, marketing and advertising aspects of the business of the Corporation, and such other duties and responsibilities as may from time to time be determined by the Board of Directors of the Corporation. The Executive shall not have the authority to execute documents and enter into contracts and agreements, whether written or oral, unless and until the Corporation's Board of Directors has authorized such actions.

         b) During the term of this Agreement, the Executive shall (i) devote his full time and efforts to the business of the Corporation and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way, and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of the Corporation, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in subsection (a) of this paragraph.

         c) The Executive shall be entitled to vacation, leave of absence and leave for illness or temporary disability in accordance with the policies of the Corporation in effect at that time, and any leave on account of illness or temporary disability which is less than total disability (as defined in paragraph 8 below), shall not constitute a breach by the Executive of this Agreement.

--------------------------------------------------------------------------------

Intials:                                        Piercy:_____  Corporation: _____
                                   1 of 6

         d) At the request of the Corporation, the Executive shall also serve, without compensation, as a director of the Corporation during the term of this Agreement.

         3. Compensation. In consideration of the Executive's services to the Corporation under and during the term of this Agreement, in whatever capacity rendered, the Executive shall be compensated as follows:

         a) The Corporation shall pay to the Executive a salary of $250,000 per annum payable in accordance with the Corporation's normal payroll policy. Salary for a portion of any period shall be prorated.

         b) The Corporation's corporate parent, TeleServices International Group Inc. ("TSIG") shall issue to Executive 1,100,000 shares of common stock of TSIG registered on Form S-8.

         c) TSIG shall grant to the Executive options to acquire 2,500,000 shares of restricted common stock of TSIG, at an exercise price of $.40 per share, for a period of five (5) years after the date of grant. The options will vest and become exercisable in accordance with the following schedule:

         * For the year ended 12/31/98, in the event that the Corporation has a net profit margin of at least 8%, options to acquire up to 833,333 shares shall vest and become exercisable as follows: (i) options to acquire 625,000 shares shall vest if revenues exceed $30 million; and (ii) options to acquire an additional 208,333 shares shall vest pro-rata for revenues between $30 million and $40 million.

         * For the year ended 12/31/99, in the event that the Corporation has a net profit margin of at least 8%, options to acquire up to 833,333 shares shall vest and become exercisable as follows: (i) options to acquire 625,000 shares shall vest if revenues exceed $60 million; and (ii) options to acquire an additional 208,333 shares shall vest pro-rata for revenues between $60 million and $80 million.

         * For the year ended 12/31/00, in the event that the Corporation has a net profit margin of at least 8%, options to acquire up to 833,334 shares shall vest and become exercisable as follows: (i) options to acquire 625,000 shares shall vest if revenues exceed $82.5 million; and (ii) options to acquire an additional 208,334 shares shall vest pro-rata for revenues between $82.5 million and $110 million.

         The exact date of vesting will be the date of the auditor's report for each respective year. Both the number of options and the exercise price are subject to appropriate adjustments in the event of any stock split or stock dividend affecting TSIG's common stock, Furthermore, the options shall be subject to the terms and conditions of the applicable formal stock option plan of TSIG under which the options will be granted.
--------------------------------------------------------------------------------

Intials:                                        Piercy:_____  Corporation: _____
                                   2 of 6

         The Executive acknowledges that he shall be deemed an "affiliate" and/or a "control person" for purposes of reporting and compliance under the rules and regulations of the Securities and Exchange Commission.

         4. Benefits. The Executive shall be entitled to receive employee benefits, including, without limitation, disability, group life, sickness, accident and health insurance programs, paid vacation and prerequisites as may be provided by the Corporation to other employees. The Corporation shall also reimburse the Executive for reasonable expenses for a lease an automobile for use by the Executive.

         5. Expenses. The Executive is authorized to incur reasonable expenses for promoting the business of the Corporation, including expenses for entertainment, travel and other similar items, provided that such expenses are incurred in accordance with the policies of the Corporation in effect from time to time. The Corporation shall reimburse the Executive for all such expenses, within the policies of the Corporation, upon presentation by the Executive, from time to time, of an itemized accounting, with receipts, for such expenditures and the purposes thereof.

         6. The Executive to Retain Good Will. The Executive agrees to exert his best efforts to preserve for the benefit of the Corporation the good will of the Corporation's customers, suppliers, vendors, distributors and those who may have business relations with the Corporation.

         7. Discharge/Termination. a) Notwithstanding anything contained in this Agreement to the contrary, the Corporation may discharge the Executive for cause at any time, and upon the occurrence of such discharge for cause, all unexercised options (vested or unvested) shall become void and this Agreement and all the rights, duties and obligations hereunder shall terminate, except that the restrictions imposed on the Executive as set forth in paragraph 9 of this Agreement and the remedies available to the Corporation as set forth in paragraph 10 hereof shall remain in full force and effect.

         b) The Corporation may terminate Executive without cause, in which case the Corporation will be obligated to compensate the Executive, in accordance with subsection (a) of paragraph 3 for a period of six (6) months following the date of termination; provided, however, that all unexercised options (vested or unvested) shall become void, and the restrictions imposed on the Executive as set forth in paragraph 9 of this Agreement and the remedies available to the Corporation as set forth in paragraph 10 hereof shall remain in full force and effect.


--------------------------------------------------------------------------------

Intials:                                        Piercy:_____  Corporation: _____
                                   3 of 6

         c) Executive may terminate his employment at any time for any reason, and this Agreement and all the rights, duties and obligations hereunder shall terminate, except that all unexercised options (vested or unvested) shall become void, and the restrictions imposed on the Executive as set forth in paragraph 9 of this Agreement and the remedies available to the Corporation as set forth in paragraph 10 hereof shall remain in full force and effect.

         8. Disability or Death. In the event that during the term of this Agreement, the Executive shall become disabled by accident or by illness so as to be unable to perform the duties required of him under this Agreement for a period of 15 consecutive days, then the Corporation may, at the expiration of such 15-day period, suspend the Executive's services and the Corporation's obligations and duties under this Agreement for the continuing period of his disability by notice to him in writing and, if the Executive does not resume the duties required of him within 30 days of the date he first became so disabled, this Agreement and all the rights, duties and obligations hereunder shall terminate, except that the restrictions imposed on the Executive as set forth in paragraph 9 of this Agreement and the remedies available to the Corporation as set forth in paragraph 10 hereof shall remain in full force and effect. In the event of the Executive's death, this Agreement shall terminate upon the date of death.

         9. Competition; Confidential Information. The Executive and the Corporation recognize that due to the nature of the Executive's prior association with the Compact Connection, Inc., the Nevada Corporation, and the Executive's engagement hereunder, and the relationship with the Executive to the Corporation, both in the past and in the future hereunder, the Executive has access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential proprietary information relating to the business and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective products, systems, customers, agents, processes and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it or its use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Corporation's duties shall be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. Therefore, the Executive hereby agrees as follows:

         a) During the term of employment with the Corporation and for a period of three (3) years commencing on that date upon which the Executive's employment relationship with the Corporation shall terminate for any reason whatsoever, the Executive shall not, directly or indirectly, own, manage, operate, join or

--------------------------------------------------------------------------------

Intials:                                        Piercy:_____  Corporation: _____
                                   4 of 6
control, or participate in the ownership, management, operation or control of, or be a director, stockholder or an employee of, or a consultant to, any business, firm, corporation or entity which (i) is conducting any business which competes with the business of the Corporation or any of its affiliates as conducted at any time during the term of employment with the Corporation, or
(ii) is or was a vendor, supplier, customer or distributor of the Corporation or any of its affiliates at any time during the term of employment with the Corporation. The Executive further agrees that he shall not, during the term of his employment with the Corporation and for a period of three (3) years following that date upon which his employment relationship with the Corporation shall terminate for any reason whatsoever, solicit, directly or indirectly, for his own account or for the account of others, orders for merchandise, products or services of a kind and nature like or similar to merchandise, products and services sold or rendered by the Corporation during his employment with the Corporation from any person or entity which was a customer (the definition of which includes, specifically, distributors with whom the Corporation does business) of the Corporation or which the Corporation was actively soliciting to be a customer during the twelve (12) month period immediately preceding that date upon which his employment relationship with the Corporation shall have terminated; nor shall he at any time, directly or indirectly, urge any customer or potential customer of the Corporation to discontinue, in whole or in part, business, or not to do business with, the Corporation; nor shall he at any time during the term of his employment with the Corporation and for a period of three
(3) years following that date upon which his employment relationship with the Corporation shall terminate for any reason whatsoever, directly or indirectly induce or attempt to influence any employee of the Corporation to terminate his or her employment with the Corporation.

         b) The Executive shall not, either during the term of this Agreement or at any time for a period of three (3) years subsequent to that date upon which his employment relationship with the Corporation shall terminate for any reason whatsoever, disclose to any person or entity, other than in the discharge of his contractual duties to the Corporation, any information concerning (a) the business operations or internal structure of the Corporation; (b) the customers, distributors, suppliers and vendors of the Corporation; (c) his work performed for any customer of the Corporation; or (d) any method or procedure relating or pertaining to projects developed or implemented by the Corporation or contemplated by the Corporation to be developed or implemented. Further, upon termination of his employment relationship with the Corporation for any reason whatsoever, he shall not take, without the prior written consent of the Board of Directors of the Corporation, any data, reports, programs, tapes, card decks, photocopies, computer disks, listings (including, but not limited to, lists of customers, distributors, vendors/suppliers, costs and prices), programming documentation, or any other written, graphic or recorded information, instrument or document relating or pertaining to the Corporation.

         c) The Executive shall keep confidential any trade secrets or confidential proprietary information of the Corporation and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time, directly or indirectly, disclose any such information to any person, firm or

--------------------------------------------------------------------------------

Intials:                                        Piercy:_____  Corporation: _____
                                   5 of 6
corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the expiration of this Agreement. For purposes of this Agreement, "trade secrets or confidential proprietary information" means information unique to the Corporation or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice.

         10. The Corporation's Remedies for Breach. It is recognized that damages in the event of breach of paragraph 10 above by the Executive would be difficult, if not impossible, to ascertain, and it is, therefore, agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

         11. Reimbursement of Disallowed Expenses. In the event that any expense paid by the Corporation for the Executive or any reimbursement of expense by the Corporation to the Executive shall, upon audit or other examination of the income tax returns of the Corporation, be determined not to be allowable deductions under the gross income of the Corporation and such determination shall be acceded to by the Corporation or such determination will be made final by the appropriate state or federal taxing authority or a final judgment of a court of competent jurisdiction and no appeal shall be taken therefrom, or the applicable period for filing a notice of appeal shall have expired, then in such event, the Executive shall repay to the Corporation the dollar amount of such disallowed expense.

         12. Other Agreement. The Executive represents and warrants that the execution and delivery of this Agreement and the performance of his duties hereunder shall not violate the terms of any other agreement or arrangement to which he is a party or by which he is bound.

         13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns. In addition, this Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, personal and legal representatives, guardians and permitted assigns.

         14. Notices. Any notice, request, demand or other communication provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last resident address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.


--------------------------------------------------------------------------------

Intials:                                        Piercy:_____  Corporation: _____
                                   6 of 6

         15. Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, and any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the county of Pinellas, Florida. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits.

         16. Entire Agreement. This Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified or discharged orally, but only by an instrument in writing signed by the parties hereto.

         17. Construction and Enforceability. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be invalid, unreasonable, unlawful or unenforceable, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of proper jurisdiction shall, and the parties hereto do hereby expressly authorize any such court to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         18. Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

                                      COMPACT CONNECTION, INC.
                                      (a Delaware Corporation)


                                      By:  /s/ Robert P. Gordon
                                           --------------------------
                                           Robert P. Gordon, Chairman


                                      EXECUTIVE


                                      /s/ Darrell W. Piercy
                                      -------------------------------
                                      Darrell W. Piercy

--------------------------------------------------------------------------------

                                   7 of 6